Exhibit 99.1

Novacea Contact:

Paul Laland

Vice President, Corporate Communications

Tel: 650-228-1811

E-mail: laland@novacea.com

NOVACEA ANNOUNCES MANAGEMENT CHANGES

SOUTH SAN FRANCISCO, CA, Oct 18, 2007 – Novacea, Inc. (NASDAQ:NOVC) today announced management restructuring to align its operational functions with the company’s long-term business goals and its corporate mission to develop novel products that improve the treatment of cancer.

The company has engaged Korn/Ferry International, an executive search firm, to recruit a head of Development and chief medical officer. Over the last year, the Development function under the leadership of Charles Democko, vice president of Development Operations, and the Asentar™ and AQ4N project teams have been reporting to Novacea’s chief executive officer. With a clear focus on furthering the company’s clinical pipeline, an accomplished development executive with extensive oncology experience will be important to the long-term success of Novacea. Additionally, the company is recruiting an executive to lead Corporate Development and oversee its legal function.

As part of the realignment of responsibilities, Human Resources will now report to Ed Albini, Novacea’s chief financial officer, and Amar Singh, the company’s chief commercial officer, will retain his responsibility as the head of Business Development and Commercial Operations, leading the company’s licensing efforts. John C. Curd, president and chief medical officer, and Ivy Ang, vice president, Human Resources, will be leaving the company.

“My first initiative as CEO has been to assess the organizational structure of the company, and in concert with the Board of Directors, we have developed a long-term plan to further strengthen our business, medical and scientific capabilities,” said John P. Walker, Novacea’s chairman and chief executive officer. “Since signing an important partnership with Schering-Plough, we are focused more than ever on expanding our development efforts for both Asentar and AQ4N. We believe the organizational changes better enable us to achieve these objectives as we work to bring these novel products to patients. We appreciate the many contributions of John and Ivy and we wish them well in the future.”

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates in clinical trials, including Asentar™, which currently is in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC, and is the subject of the development and commercialization agreement with Schering-Plough. Novacea’s second product candidate, AQ4N, is a hypoxia-activated prodrug that is currently in a Phase 1b/2a clinical trial in glioblastoma multiforme. More information on any of Novacea’s trials can be found at www.ClinicalTrials.gov.

Note: Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: early stage of development; the focus, conduct, enrollment and timing of our clinical trials; regulatory review and approval of product candidates; commercialization of products; developments relating to our licensing and collaboration agreements; market acceptance of products; funding requirements; intellectual property protection for our product candidates; competing products, plans for recruiting additional executives and other risks detailed from time to time under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

Novacea is a registered trademark of Novacea, Inc., and Asentar is a trademark of Novacea, Inc. All other trademarks are property of their respective owners.

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